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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                            STRUCTURED PRODUCTS CORP.

             (Exact name of registrant as specified in its charter)

             Delaware                                       13-3692801
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(State of incorporation or organization)       (IRS Employer Identification No.)

      390 Greenwich Street
       New York, New York                                   10013
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(Address of principal executive offices)                  (Zip Code)

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
If this form relates to the registration                     If this form relates to the registration
of a class of securities pursuant to Section 12(b)           of a class of securities pursuant
of the Exchange Act and is effective pursuant                to Section 12(g) of the Exchange
to General Instruction A. (c), please check                  Act and is effective pursuant
the following box.[x]                                        to General Instruction A. (d),
                                                             please check the following box. [ ]
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        Securities to be registered pursuant to Section 12(b) of the Act:


    Title of Each Class                         Name of Each Exchange on Which
    to be so Registered                         Each Class is to be Registered
    -------------------                         ------------------------------
19,000,000 TIERS(R)Principal-Protected
Minimum Return Trust Certificates,
Series DJIA 2003-1 with a principal amount
of $190,000,000 (the "Certificates")               American Stock Exchange
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        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None



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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Summary Information--Q&A"; "Risk Factors"; "Description of the Certificates"; "Certain ERISA Considerations"; and "United States Federal Income Tax Considerations" in Registrant's Prospectus Supplement related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series DJIA 2003-1, a copy of which Prospectus Supplement was filed on or about January 28, 2003 pursuant to Rule 424(b) under the Securities Act of 1933, and "Risk Factors" and "Description of Certificates" in Registrant's Prospectus, dated December 19, 2002, which description is incorporated herein by reference.

Item 2.  Exhibits.
         --------

     1. Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

     2. By-laws, as amended, of Structured Products Corp. are set forth as
Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

     3. Form of Corporate Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

     4. Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

     5. The Preliminary Prospectus Supplement dated December 19, 2002 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series DJIA 2003-1, which was filed with the Securities and Exchange Commission on or about December 19, 2002, pursuant to Rule 424(b)(2) under the Securities Act of 1933, and is incorporated herein by reference.

     6. The Prospectus Supplement dated January 23, 2003 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series DJIA 2003-1, which was filed with the Securities and Exchange Commission on or about January 28, 2003, pursuant to Rule 424(b) under the Securities Act of 1933, and is incorporated herein by reference.

     7. Form of TIERS(R) Asset Backed Supplement Series DJIA 2003-1 related to the TIERS(R) Principal-Protected Minimum Return Trust Certificates, Series DJIA 2003-1, which is attached hereto.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                                     STRUCTURED PRODUCTS CORP.
Date: January 30, 2003




                                                     By:   /s/ Matthew R. Mayers
                                                           ---------------------
                                                           Matthew R. Mayers
                                                           Authorized Signatory